                                                                           10.23

June 22, 1999



William P. Tew, Ph.D.
c/o Chesapeake Biological Laboratories, Inc.
1111 South Paca Street
Baltimore, Maryland 21230

Dear Bill:

         This  letter  contains  the  agreement  between  William  P.  Tew
("Tew") and Chesapeake Biological Laboratories, Inc. ("CBL") relative to Tew's resignation as an employee and director of CBL. Tew and CBL hereby agree as follows:

         1. RESIGNATION AS EMPLOYEE, DIRECTOR AND CHAIRMAN OF THE BOARD. Tew hereby resigns as an employee, director and Chairman of the Board of CBL, which resignation shall be effective on June 30, 1999.

         2. CONSULTING PAYMENT. Tew agrees to provide consulting services to CBL from July 1, 1999, through June 30, 2000. As consideration for these services, CBL shall pay Tew $122,500, payable in 12 equal monthly installments of $10,208, beginning on July 1, 1999, and continuing on the first day of each month thereafter through June 1, 2000, regardless of the death or disability of Tew. Tew shall make himself available to consult with CBL, as reasonably requested by CBL, during normal business hours during this period, provided that Tew shall not be required to provide more than 10 hours of consulting services per month and, in any event, not more than a total of 120 hours during such 12 month period.

         3. PAYMENT OF AMOUNT DUE UNDER FEBRUARY 10, 1999 LETTER. By letter dated February 10, 1999, CBL agreed to pay Tew $120,000 following occurrence of a "Qualifying Event," as defined therein. CBL agrees to pay Tew such $120,000 even though a Qualifying Event has not occurred. Such amount shall be paid in 12 equal installments of $10,000, beginning on July 1, 1999, and continuing on the first day of each month thereafter through June 1, 2000, regardless of the death or disability of Tew. In the event that a Qualifying Event does occur on or before December 31, 1999, CBL agrees to pay Tew an additional $65,000 no later than 30 days after such occurrence.

         4. ACCELERATION UPON NON-PAYMENT. In the event any payments referred to in paragraphs 2 and 3 of this letter are more than 15 business days late on two occasions, all amounts referred to in paragraphs 2 and 3 of this letter shall become immediately due and payable.

         5. EFFECT OF CHANGE IN CONTROL. In the event of a Change in Control in CBL, as defined in Section 1(d) of the Employment Agreement, dated July 1, 1995, as amended by agreements dated November 21, 1996 and February 10, 1999, between CBL and Tew (collectively, the "Tew Employment Agreement"), all amounts referred to in paragraphs 2 and 3 of this letter shall become immediately due and payable.

         6. INSURANCE BENEFITS. CBL agrees to continue to provide those insurance benefits to Tew that CBL agreed to provide under Section 7(d) of the Tew Employment Agreement through June 30, 2001, or earlier if Tew so elects in writing. CBL will provide Tew proof of such continuation of benefits upon Tew's written request. If Tew elects to discontinue receiving such insurance benefits from CBL, CBL shall pay Tew, within 10 days after the end of each full month thereafter through June 30, 2001, an amount equal to 25% of what CBL's cost of providing benefits to Tew would have been if Tew continued to receive them during such month. CBL shall provide to Tew evidence of such costs upon Tew's request. CBL agrees to use reasonable efforts (i) to assign ownership of any life insurance policy owned by CBL and pursuant to which Tew is the beneficiary to Tew and (ii) to convert any policy relating to disability benefits payable to Tew to an individual policy owned by Tew.

         7. OPTIONS. CBL agrees that all unexpired stock options previously granted to Tew shall become fully vested on June 22, 1999, and shall remain exercisable thereafter in accordance with the applicable option agreements until the expiration dates stated in such option agreements notwithstanding the fact Tew will no longer be an employee of CBL. Tew acknowledges that the foregoing will cause all such options to be disqualified for incentive stock option treatment. All such qualified options shall be converted to non-qualified stock options. All such options are described on Schedule A hereto. In the event and to the extent such amendments to Tew's options described in this paragraph 7 and attached hereto as Schedule B are not permitted or possible for any reason or such option agreements, as amended, are for any reason deemed invalid, CBL will grant to Tew as soon as practicable one or more non-qualified stock options, consistent with the terms of the April 8, 1999 letter agreement between CBL and Tew (the related terms of which letter agreement shall specifically survive the execution of this letter agreement).

         8. COMPUTER. Tew shall be entitled to retain the laptop computer provided to him by CBL. Tew agrees to purge all CBL files from the computer, without retaining any copies thereof, prior to June 30, 1999. Tew agrees that, except for the laptop computer, he will return to CBL any and all CBL property or documents in his possession on or before June 30, 1999.

         9. PERSONAL PROPERTY. Tew shall be entitled to remove his personal property from CBL within a reasonable period of time, but in any event prior to July 15, 1999.

         10. LEGAL EXPENSES. Promptly after Tew's signing of this letter, CBL shall pay Tew $1,000.00 to cover his legal expenses in connection with this letter.

         11. AMERICAN EXPRESS. CBL shall use commercially reasonable efforts to cause Tew to be released from any obligations as guarantor of CBL's corporate American Express charge account.

         12. CONFIDENTIALITY. Since as part of his employment, Tew has had access to information of a nature not generally disclosed to the public. Tew agrees to keep confidential and not disclose to anyone, all business, proprietary and trade secret information about CBL in his possession. This letter, its contents and all information pertaining to its negotiations are to remain confidential. Each party agrees not to communicate any derogatory or disparaging information concerning the other.

         13. WHOLE AGREEMENT. Each party acknowledges that this agreement is a full and accurate embodiment of the understanding between the parties and that it supersedes any prior agreements or understandings made by the parties. The terms of this agreement may not be modified, except by mutual consent of the parties. Any and all modifications must be reduced to writing and signed by the parties to be effective.

         14. AUTHORIZATION. CBL has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance by CBL of this Agreement and the consummation by CBL of the transactions contemplated hereby, including the grant of options pursuant to paragraph 7 above, have been duly and validly authorized by all necessary corporate action on the part of CBL, including but not limited to approval by the CBL Board of Directors.

         15. NO OTHER AGREEMENTS. CBL and Tew each acknowledge that (i) the Tew Employment Agreement, is hereby terminated in its entirety and that there are no other agreements, written or oral, between them, except the option agreements referred to in paragraph 7 above and those set forth in this letter, each of which shall remain in effect in accordance with its terms and (ii) Tew is entitled to no other or further compensation, remuneration or benefits except as described in this letter.

         16. FULL RELEASE. In keeping with the mutual intent of the parties for an amicable separation, and as part of the parties' accord, each party releases the other party of and from any and all claims, causes of action, demands, obligations, agreements, promises, liability, damages, costs and/or fees arising out of or relating to Tew's employment by CBL, including his separation from employment and his resignation as a director of CBL. By this paragraph, each party is waiving any claims which may exist against the other, including CBL, its directors, officers, employees and agents, and all related or affiliated persons, firms or entities of either party. This includes all rights and obligations under any federal, state or local laws pertaining to employment. However, nothing in this paragraph will affect the right of either party to enforce rights or entitlements specifically provided for under this letter as set forth above. Tew and CBL agree that this release shall not apply to (a) the obligation of CBL to indemnify Tew as required by (i) law, (ii) the Articles of Incorporation of CBL, as amended, or
(iii) the By-laws of CBL, as amended or (b) the obligation of CBL's director and officer liability insurance carrier to perform under such policy with respect to Tew.

         17. ARBITRATION. CBL and Tew agree that any controversy or claim arising out of or relating to this Agreement or breach thereof shall be settled by arbitration in Baltimore City, Maryland in accordance with the National Rules of the American Arbitration Association (the "AAA"). Each Party shall appoint an arbitrator who has expertise in the interpretation of this type of agreement and these two arbitrators shall select a third neutral arbitrator from the AAA's panel who also shall have expertise in the interpretation of this type of agreements. In reaching their decision, the arbitrators shall have no authority to change or modify any provision of this Agreement. Such arbitrators shall act as the administrators and exclusive arbitrators with respect to all claims. The non-prevailing party shall be responsible for all costs including reasonable legal fees of the prevailing party. The decision of the arbitrators as to the validity of the claim and amount of damages in respect to such claim shall be binding and conclusive upon the Parties and may be entered in any court having jurisdiction.

         If the above terms are acceptable, kindly so indicate by countersigning this letter in duplicate and returning one fully signed copy of the undersigned, whereupon this letter will constitute the legally binding agreement between CBL and Tew, executed under seal.

                                        Very truly yours,

                                        Chesapeake Biological Laboratories, Inc.



                                        By: /S/ THOMAS P. RICE   (SEAL)
                                           ----------------------------
                                           Thomas P. Rice
                                           President
Accepted and agreed this 22nd
day of June, 1999


 /S/ WILLIAM P. TEW, PH.D.   (SEAL)
--------------------------
William P. Tew, Ph.D.

                                   SCHEDULE A

                                QUALIFIED OPTIONS




    DATE OF GRANT           # OF SHARES          OPTION PRICE        OUTSTANDING        VESTED        EXPIR. DATE
    -------------           -----------          ------------        -----------        ------        -----------


        11/18/96               75,000                $3.44             75,000            18,750          11/18/01

          7/2/97               30,130                $3.75             30,130            30,130            7/2/07

        12/23/98              100,000              $3.8125            100,000           100,000          12/13/08

         2/11/99               25,000              $3.8125             25,000            25,000           2/11/09


                                   SCHEDULE B
                      AMENDMENT NO. 1 TO QUALIFIED OPTIONS
                    CHESAPEAKE BIOLOGICAL LABORATORIES, INC.
              AMENDMENT NO. 1 TO INCENTIVE STOCK OPTION AGREEMENTS

                THIS AMENDMENT NO. 1 TO INCENTIVE STOCK OPTION  AGREEMENTS
(this  "Amendment No. 1") is made as of this 22nd day of June,  1999
(the "EFFECTIVE DATE"), by and between Chesapeake Biological Laboratories, Inc., a Maryland corporation (the "COMPANY"), and William P. Tew
(the "OPTIONEE").

                WHEREAS, pursuant to the terms and conditions of those certain Incentive Stock Option Agreements dated November 18, 1996, July 2, 1997, December 22, 1998, and February 11, 1999 (the "INCENTIVE STOCK OPTION AGREEMENTS"), the Company previously granted the Optionee options to purchase shares (75,000 shares, 30,130 shares, 100,000 shares, and 25,000 shares, respectively) of the Company's Common Stock to provide incentives for the Optionee and to promote the success of the Company.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                1. Optionee and the Company agree to all of the terms and conditions of the Incentive Stock Option Agreements as amended hereby.

                2. The following sentences shall be inserted at the end of
Section 2 of the Incentive Stock Option Agreements:

         "Notwithstanding anything to the contrary contained herein; (a) if the Optionee's employment terminates, the 90-day limitation on exercise set forth in Internal Revenue Code Section 422 shall not apply and the options shall remain exercisable until 5 p.m. Baltimore time on the dates set forth below in Section 3, and (b) to the extent the options are not exercised prior to Optionee's termination of employment, the options will survive as fully vested and fully exercisable non-qualified stock option agreements."

                3. Section 3 of each of the Incentive Stock Option Agreements shall be deleted in their entirety and the following Section 3 shall be inserted in lieu thereof:

         "3.      OPTION.  The  options are fully  vested and will be
exercisable as to the covered shares in accordance with the following schedule:


         DATE OF  INCENTIVE                                                       PERCENTAGE OF OPTIONED
         STOCK OPTION AGREEMENT           PERIOD                                  SHARES SUBJECT TO EXERCISE


         November 18, 1996           The date hereof and until the fifth (5)
                                     Anniversary of November 18, 1996.                    100%

         July 2, 1997                The date hereof and until the tenth (10)
                                     Anniversary of July 2, 1997.                         100%



                                       26



         December 22, 1998           The date hereof and until the tenth (10)
                                     Anniversary of December 22, 1998.                    100%

         February 11, 1999           The date hereof and until the tenth (10)
                                     Anniversary of February 11, 1999.                    100%


                4. The Option may be exercised by tender (via actual delivery or attestation) to the Company of other shares of Stock of the Company which have a Fair Market Value on the date of tender equal to the Exercise Price, provided that such shares have been owned by the Optionee for a period of at least six months or were purchased on the open market without assistance, direct or indirect, from the Company;

                5. If the Optionee dies prior to the Expiration Date, the Option shall be exercisable during the 12-month period following the date of death of the Optionee with respect to all vested shares, but in no event after the Expiration Date, by the Optionee's executor, personal representative, or the person(s) to whom this Option is transferred by will or the laws of descent and distribution. Unless sooner terminated, this Option shall terminate in its entirety upon the expiration of such 12-month period.

                6. This Amendment No. 1 shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of Maryland.

                7. General.

                   (a) Any party's failure to enforce any provision or provisions of this Amendment No. 1 or the Incentive Stock Option Agreements shall not in any way be construed as a waiver of any such provision or provisions, nor shall such failure to enforce prevent that party thereafter from enforcing each and every other provision of this Amendment No. 1 or the Incentive Stock Option Agreements. The rights granted to the parties herein are cumulative and shall not constitute a waiver of any party's right to assert all other legal remedies available to it under the circumstances.

                   (b) This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

                   (c) The Optionee and the Company agree to execute upon request any further documents or instruments necessary or desirable to carry out the purposes or intent of this Amendment No. 1 or the Incentive Stock Option Agreements.


         IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals as of the day and year first above written.





                                     COMPANY

                    CHESAPEAKE BIOLOGICAL LABORATORIES, INC.



                    By: /s/ HARVEY L. MILLER  (SEAL)
                        ----------------------------
                        Harvey L. Miller, Option Committee Chairman

                                    OPTIONEE


                    By: /s/ WILLIAM P.TEW, PH. D. (SEAL)
                        --------------------------------
                              William P. Tew, Ph.D.




                                       28